As filed with the Securities and Exchange Commission on ________________________.	Registration No. 333-116161

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESIGN SOURCE, INC.
 (Name of small business issuer in its charter)

Nevada	2200	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

DESIGN SOURCE, INC.	NEVADA CORPORATE HEADQUARTERS
100 Europa Drive, Suite 455	101 Convention Center Drive, Suite 700
Chapel Hill, North Carolina 27517	Las Vegas, Nevada 89109
(919) 933-2720	(702) 873-3488
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box.[   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	4,000,000	$0.05	$200,000	$100.00

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

DESIGN SOURCE, INC.
Shares of Common Stock
1,000,000 Minimum - 4,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Wachovia Bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds.

Our common stock will be sold by our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.005	$0.045
Per Share - Maximum	$0.05	$0.0025	$0.0475
Minimum	$50,000	$14,500	$35,500
Maximum	$200,000	$14,500	$185,500

The difference between the Aggregate Offering Price and the Proceeds to Us is $14,500 which includes, $10,000 attorney's fees which will be owed to Conrad C. Lysiak, our attorney upon this offering being declared effective by the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. Currently we do not offer any of the services referred to in this prospectus and there is no guarantee that, even if we raise the maximum proceeds from this offering we will be able to carry out our business plan in a manner described. We are developing a website (www.sourcedesigninc.com) that will offer textiles to the commercial designer market. These will be offered at direct-from-manufacturer prices enabling commercial interior designer to cut costs. In addition to offering a vast array of commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics, we will feature industry information that will enhance the operations knowledge of interior design firms. We have not generated any revenues and the only operations we have engaged in is the creation of the website and the development of a business plan.

Our principal executive office is located at 100 Europa Drive, Suite 455, Chapel Hill, North Carolina 27517, our telephone number is (919) 933-2720 and our registered agent for service of process is Nevada Corporate Headquarters, 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109. Our fiscal year end is March 31.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 4,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.05
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $35,500 assuming the minimum number of shares are sold. Approximately $185,500 assuming the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and general working capital.
Number of shares outstanding before the offering	718,457
Number of shares outstanding after the offering if all of the shares are sold	4,718,457

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of December 31, 2004	As of March 31, 2004
	(Unaudited)	(Audited)

Balance Sheet
Total Assets	$1,713	$5,163
Total Liabilities	$7,657	$-
Stockholders Equity	$(5,944)	$5,163

		Period from
	Nine Months Ended	April 2, 2003
	December 31, 2004	(date of inception)
	(Unaudited)	to March 31, 2004
		(Audited)
Income Statement
Revenue	$-0-	$-0-
Total Expenses	$11,010	$30,760
Net Loss	$(11,107)	$(30,760)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Design Source, Inc.:

1. Because our auditors have issued a going concern opinion, there is substantial doubt that we will be in business in one year and as a result you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We do not have a source of revenues to continue its operations. This condition raises substantial doubt about our ability to continue as a going concern. Our business plan is to develop a website to offer textiles to the commercial design market. We also plan to raise initial capital through the sale of shares of common stock in this public offering. Our future is dependent upon our successful development and implementation of our business plan resulting in the generation of revenues. As of the date of this prospectus we have not commenced operations. Further, we have to complete this offering in order to commence operations. As a result of the foregoing issues, we may have to cease operations and you could lose your investment.

2. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in April 2003 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $41,867 of which $19,119 is for legal fees and $10,768 is for audit and accounting fees in connection with this offering. $11,250 is for the preparation of a business plan and initial development of our website and $633 is for general office costs and bank charges. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	completion of this offering
*	our ability to locate manufacturers who will sell to our customers
*	our ability to attract customers who will buy from our website
*	our ability to generate revenues through the development of a website that will offer commercial upholstery, drapery, bedspread, panel, and wall covering fabrics to interior designers

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no clients, customers or suppliers and we cannot guarantee we will ever have any. Even if we obtain clients, customers and suppliers, there is no assurance that we will make a profit.

We have no clients, customers or suppliers. We have not identified any clients, customers or suppliers and we cannot guarantee we ever will have any. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us, or that our customers will use our website to buy the commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics we offer. If we are unable to attract enough suppliers to offer their commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics for sale or enough customers to buy the from our website to operate profitably we will have to suspend or cease operations.

4. If we need additional funds and cannot raise the funds, we will have to temporarily cease operations and cease operations entirely.

Even if we raise the maximum amount in this offering, there is no assurance we will not need additional capital in the future. If we need additional capital in the future and can't raise it we may have to temporarily cease operations until we raise the additional funds or cease operations entirely, in which case you will lose your investment.

5. Because we are small and do not have much capital, we must limit marketing our services to potential customers and suppliers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our website to potential customers and suppliers. The sale of commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting suppliers and customers and result in a lack of revenues which may cause us to cease operations.

Our officers and directors will only be devoting limited time to our operations. Peter Reichard, our president, treasurer and a member of the board of directors, will be devoting approximately twenty hours a week to our operations. Peter Coker, our secretary and a member of the board of directors, will be devoting approximately twenty hours a week to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

7. Because none of our officers and directors has prior experience in the commercial design business, we may have to hire individuals or suspend or cease operations.

Because none of our officers and directors has prior experience in the commercial design business, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

8. Concentrated control of our stock could adversely affect the market price of our stock and the ability of unaffiliated shareholders to control decisions.

Concentrated control of our common stock in our could adversely affect the market price of our stock and the ability of unaffiliated shareholders to control decisions to engage in transactions like mergers, acquisitions ane reorganizations, that may be a benefit to them.

Risks associated with this offering:

9. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for exploration.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See "Plan of Distribution; Terms of the Offering - Section 15(g) of the Exchange Act."

USE OF PROCEEDS

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. The table below sets forth the use of proceeds if $50,000, $100,000, or $200,000 of the offering is sold.

	$50,000	$100,000	$200,000
Gross proceeds	$50,000	$125,000	$200,000
Offering expenses	$14,500	$14,500	$14,500
Net proceeds	$35,500	$85,500	$185,500

The net proceeds will be used as follows:

Website development	$10,000	$15,000	$25,000
Database	$5,000	$8,000	$25,000
Marketing and advertising	$15,500	$40,000	$60,500
Salaries	$0	$12,000	$55,000
Working capital	$5,000	$10,500	$20,000

Total offering expenses to be paid from the offering proceeds is $10,000 for legal fees, which will be paid to our attorney, Conrad C. Lysiak, $100 for SEC registration fees, $1,000 for printing expenses, $2,000 for Blue Sky and $1,400 for transfer agent fees. Mr. Lysiak's contract with us called for him to prepare and file our registration statement with the Securities and Exchange Commission for $25,000. $15,000 was paid to him by us when we engaged him. We will owe him an additional $10,000 when our registration statement is declared effective. The $10,000 to be paid upon effectiveness is the $10,000 included in the offering expenses set forth above.

We intend to develop and maintain a database of all customers to develop a database of potential customers and their specific wants and needs. The database will be developed from information available from our Internet web site, periodicals and information, we accumulate as we sell our products. The feasibility of collecting the data is high. We believe it will take approximately two months to create a workable database. We intend to begin assembling our database with all future customers. The estimated cost to develop and maintain the database is $5,000 to $25,000.

Marketing and advertising will be focused on promoting our website to prospective customers though direct sales and will be based on the list of prospects developed from our database and the market survey. The advertising campaign will include the design and printing of various sales material. The cost of developing the campaign is estimated to cost between $15,500 to 60,500.

We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

If we raise the maximum amount under this offering, we intend to pay salaries to our officers, or, to outside employees or consultants to assist our officers in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our customers.

Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	the price we believe we can sell the shares to the public.
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of December 31, 2004 the net tangible book value of our common stock outstanding was $(5,944) or approximately $nil per share based upon 718,457 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,718,457 shares to be outstanding will be $179,556, or approximately $0.04 per share. The amount of dilution you will incur will be $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.04 per share. After completion of this offering, if 4,000,000 shares are sold, you will own approximately 84.77% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.05 per share. Our existing stockholder will own approximately 15.23% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $35,923, or approximately $0.05 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 3,718,457 shares to be outstanding will be $129,556, or approximately $0.04 per share. The amount of dilution you will incur will be $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.04 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 80.68% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 19.32% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $35,923, or approximately $0.05 per share.

If 50% of the shares are sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 2,718,457 shares to be outstanding will be $79,556, or approximately $0.03 per share. The amount of dilution you will incur will be $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.03 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 73.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 26.43% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $35,923, or approximately $0.05 per share.

If 25% of the shares are sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 1,718,457 shares to be outstanding will be $29,556, or approximately $0.02 per share. The amount of dilution you will incur will be $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.02 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 58.19% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 41.81% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $35,923, or approximately $0.05 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share		$0.05
Net tangible book value per share before offering	$	nil
Potential gain to existing shareholders per share		$0.04
Net tangible book value per share after offering		$0.04
Increase to present stockholders in net tangible book value per share after offering		$0.04
Capital contributions		$35,923
Number of shares outstanding before the offering		718,457
Number of shares after offering held by existing stockholders		718,457
Percentage of ownership after offering		15.23%

Purchasers of shares in this offering if all shares sold

Price per share	$0.05
Dilution per share	$0.01
Capital contributions	$200,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	84.77%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.05
Dilution per share	$0.01
Capital contributions	$150,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	80.68%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.05
Dilution per share	$0.02
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	73.57%

Purchasers of shares in this offering if 25% of shares sold

Price per share	$0.05
Dilution per share	$0.03
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	58.19%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Wachovia Bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through Peter A. Reichard and Peter L. Coker, our officers and directors. Our officers and directors will not purchase shares in this offering. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not and will not participate in selling and offering securities of an issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). The rules:

*	Declare unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

*

Provide that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

*

Prohibit broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

*	Require that a broker/dealer executing a penny stock transaction to disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

*	Require broker/dealers selling penny stocks to provide their customers with monthly account statements.

*

Require broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Because the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Design Source, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Wachovia Bank, until we have received $50,000. Upon receipt of $50,000, we will withdraw and use the funds. If we do not receive the $50,000 within 270 days of the effective date of this offering, all subscriptions received by us will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

General

We were incorporated in the State of Nevada on April 2, 2003. We have not started operations. We are in the process of developing a website that will offer commercial upholstery, drapery, bedspread, panel, and wall covering fabrics to interior designers. We have not generated any revenues and the only operations we have engaged in is the creation of the website and the development of a business plan. We maintain our statutory registered agent's office at 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109 and our business office is 100 Europa Drive, Suite 455, Chapel Hill, North Carolina 27517. Our telephone number is (919) 933-2720. This is the office of our President, Peter Reichard. Pursuant to an oral agreement we use a portion of his offices rent free. Upon the completion of this offering we will start paying Mr. Reichard rent of $400.00 per month.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause this plan to change.

We have not begun operations and will not begin operations until we complete this offering. Currently we do not offer any of the services referred to in this prospectus and there is no guarantee that, even if we raise the maximum proceeds from this offering we will be able to carry out our business plan in a manner described. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our operations by the public.

We intend to offer a comprehensive supply, market and distribute commercial upholstery, drapery, bedspread, panel, and wall covering fabrics to the interior designer industry and individual retail customers on our Internet website. These commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics will be offered at price marked-up from 15 % to 30 % from direct-from-manufacturer prices. In addition to offering a vast array of fabrics, we will pass on industry information to interior designers that we acquire from manufacturers of fabrics we will sell. We will pass this information on for the purpose of building and enhance our reputation in the industry. We will not seek out such information or pay for such information. We will not charge for the dissemination of such information. We intend to display the information on our website. The information will include design trends and uses for the products. We have not conducted any marketing studies to determine if there is a demand for such information. The information is part of our marketing program. A brief list of what we intend to offer in the five categories of interior textiles as follows:

*	bedspreads
*	drapery
*	panel
*	upholstery
*	wall-covering

Website

We have retained Essential Business Solutions, as our outside technology provider to develop our website. EBS will provide the following services for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash. EBS will charge us on an hourly rate of $45.00 per hour for its services. The contract will become effective when we complete the public offering of our shares of common stock, but not later than June 30, 2005. The website will allow us to offer upholstery, drapery, bedspread, panel, and wall-covering fabrics to interior designers, promote our products in an attractive fashion, and communicate with our customers on-line.

The website is intended to be a destination site for the interior design industry. We intend to promote suppliers and supplies relating to the decorating business so that interior designers and individual consumers will be able to buy all of their decorating supplies from our website. The site will offer a large array of products and by becoming a "one-stop shopping" destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced decorating products or fabric supplies. We intend to continually seek out and negotiate strategic relationships with individual suppliers and manufacturers to offer their products on our website. We intend to negotiate discounted pricing from the manufacturers in exchange for promoting their products to the extensive database of interior designers and individual consumers that we intend to develop and maintain through our extensive marketing program. There is no assurance that we will be able to obtain discounted prices. If and when we do receive discounted prices, we will mark-up the resale of the products to our customers. We may or may not include an adjustment in the sales price to our customer of the discounted price. The difference between the price we pay the supplier and the price we receive from our customer will be our profit. As of the date hereof we have not contacted any suppliers regarding a discount and do not intend to do so until this offering is completed and there is no assurance that we will ever be able to obtain discounted pricing from suppliers. We do not intend to sell the names in our database to anyone.

We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, federal regulations require that any computer software used within the U.S. contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the federal government is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in April 2003. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become a Internet-based retailer focused on the designer industry.

The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience

Our online store will provide customers with an easy-to-use website. The website will be available 24 hours a day, seven days a week and will be reached from the consumer's home or office. Our online store will enable us to deliver upholstery, drapery, bedspread, panel, and wall-covering fabrics. We plan to meet the interior designer needs by providing:

Interior Designer Needs	Sourcedesigninc.com Services

Access to an extensive array of fabrics	Continually updated database

Use of a powerful search engine	A database of fabrics that can be searched according to the designer's specifications

Ability to find a broad assortment of fabrics that will ship quickly	An assortment of quick-ship fabrics within the database

Next day sample delivery	Next day delivery of samples for tactile experience

Ability to see the fabric applied on furniture frames	Mapping technology which enables the designer's clients to visualize the fabric on a furniture frame

Ability to easily present fabric options to their clients	Capability to e-mail fabric image files to clients, have physical samples in their hands the next day and the capability to create electronic color boards for client presentations

Cost savings	Savings for fabric purchases.

Real time product availability and delivery information	Product availability information updated daily

On-line product ordering	Up to the minute shipping information

Currently we do not offer any of the services referred to in this prospectus and there is no guarantee that, even if we raise the maximum proceeds from this offering we will be able to carry out our business plan in a manner described.

Customer Service

We intend to provide a customer service department via email where consumers can resolve order and product questions. Furthermore, we will insure consumer satisfaction by offering a 30-day money back guarantee. We do not intend to create a reserve account for our guarantee and will pay any refunds from general revenues.

Online Retail Store

We intend to design our Internet store to be a place for interior designers and individual consumers to shop within the commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics industry. We will establish a high-speed Internet-based, searchable, and continually update our database of 150 mills worldwide and other regional distribution channels. Our website will allow interior designers a process, combined with product mapping, to track their orders.

Shopping at our Online Store

Our online store will be located at www.sourcedesigninc.com We believe that the sale of commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing

Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and features.

Selecting a Product and Checking Out

To purchase, consumers will simply click on the "add to cart" button to add to their virtual shopping cart. Consumers will be able to add and subtract from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store. To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

To pay for orders, a consumer must use a credit card, which is authorized during the checkout process. Charges are assessed against the card when the order is placed. Our online store will use a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers. As of the date of this prospectus, we have not obtained this technology and that while we intend to use that technology, there is no guarantee that we will be able to obtain such technology.

The estimated price of providing online check out service is 2%-5% of gross revenues. The cost of the online check out service is incorporated into the sales price of the product.

We will offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not accept any product returns or refund any money to a customer.

Source of Products

We intend to purchase commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics directly from the manufacturer/supplier based upon orders we have already received from interior designers and individual customers. We will purchase fabric from three sources: mills, textile converters, and re-upholstery jobbers, mark the prices up and charge our customer the marked up price. The product will be shipped directly from the mill to the customer, thereby eliminating the need for storage space or packaging facilities.

We intend to seek out and negotiate with large industry leaders to offer their products for sale on our website either directly or via a direct link to their websites. In addition, we intend to locate and negotiate relationships with smaller, new manufacturers to offer their products on a more exclusive basis.

We are not involved in negotiations with any manufacturers and do not intend to do so until after the offering is complete.

It is common knowledge in the fabric industry that fabric manufacturers (mills and converters) produce two classifications of product, open line and restricted production fabrics. The construction and basic styling of the two classifications are the same. Open line product is designed by the mill to reflect the most current fashion trends and is available to all customers. Typically, open line represents 80% of the manufacturer's production and is usually available for quick shipment and delivery. Restricted production fabrics are designed by the distributor so they can differentiate their product from other distributors. Typically, restricted production represents 20% of the manufacturer's production, forces the manufacturer into short production runs, and costs more to produce. Distributors also require a minimum of three-year availability from the fabric manufacturer regardless of the volume generated on a specific pattern. For similar constructions, restricted production fabrics are priced 15% higher than open line fabrics.

Currently we do not offer any of the services referred to in this prospectus and there is no guarantee that, even if we raise the maximum proceeds from this offering we will be able to carry out our business plan in a manner described.

Revenue

We intend to generate revenue from four sources on the website:

1.

Revenues will be generated from the direct sale of products to customers. We would order on behalf of our customers directly from our suppliers at the time of the order being received from a customer and the product would be shipped directly to the customer. That way we avoid having to carry any inventory that can be costly and become obsolete. We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays;

2.

Revenues will be generated by fees received for sales that originate from our website and are linked to those manufacturers that we will negotiate relationships with. Our customers would link to the manufacturer's website directly from our site and we would be paid a fee for directing the traffic that result in sales;

3.	We plan to offer banner advertising on our website for new manufacturers hoping to launch new product lines;

4.	Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new lines - we would sell "premium shelf space" on our website.

We intend to develop and maintain a database of all interior designers, apprentices and individual customers who order commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics listing their specific wants and needs.

We intend to develop and launch an advertising campaign to introduce our website to potential customers. Databases for interior design schools, interior design associations and trade magazines are publically available through internet research, telephone directories and periodical research.

Delivery

We will offer three delivery options:

1.	Federal Express or UPS overnight..
2.	Federal Express or UPS second day air.
3.	Federal Express or UPS ground.

We will be liable to our customer for loss or damage for the shipment. We will, however, recover from our shipper for any loss or damage for the shipment.

Our officers and directors do not have any experience in the commercial design business.

Competition

The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

www.textileweb.com, www.fabric.com, www.internetdesigncenter.com, and www.blueboltnetworks.com offer the same services that we do. Upon initiating our website operations, we will be competing with the foregoing, in addition to non-Internet commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics companies.

We intend to build a website that is easy to use and that offers a wide product selection at competitive prices. We believe potential customers would be drawn to our website instead of to other companies they are familiar with because they would able to choose from an array of products, quickly and easily, allowing them the freedom to carry on with their own business.

Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well established commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics companies with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We intend to be able to attract and retain customers by offering a breadth of product selection on our website through our relationships with major manufacturers and on the cutting edge newcomers to the industry. We will offer attractive, competitive pricing and will be responsive to all our customers' needs. We intend to offer the manufacturers advertising to our extensive database of interior designers, apprentices and individual customers that we will develop through our extensive marketing and advertising campaign.

Peter Reichard, our president, treasurer and a member of the board of directors, will be devoting approximately twenty hours a week to our operations. Peter Coker, our secretary and a member of the board of directors, will be devoting approximately twenty hours a week to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a reduction of revenues and a cessation of operations.

Marketing

We intend to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers/mailers. We intend to target purchasers of commercial interior furnishings as interior designers and individual customers. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Patents, Trademarks or Licenses

We own no patents, trademarks or licenses.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

Offices

Our offices are 100 Europa Drive, Suite 455, Chapel Hill, North Carlina 27517. Our telephone number is (919) 933-2720. This is an office leased to our president, Peter Reichard. Mr. Reichard allows us to use approximately 200 square feet of the office for our operations. Pursuant to an oral agreement with Mr. Reichard, we will pay $400 per month in rent, once this offering has been completed.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our web based products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our products are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, engage suppliers to sell and customers to buy our products. We believe the technical aspects of our website will be sufficiently developed to use for our operations 70 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We believe, whether we raise the minimum or maximum amount in this offering, it will last twelve months. We believe this as a result of analyzing the cost of doing business, however, our officers and directors do not have any experience in the commercial design business. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to secure enough suppliers to provide us with products at suitably low pricing or enough customers willing to buy the product at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. We believe this as a result of analyzing the cost of doing business, however, our officers and directors do not have any experience in the commercial design business.

If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this section. Other than as described in this section, we have no other financing plans.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to profitably sell a comprehensive supply of products on our Internet website to the interior design industry and individual retail customers. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2. After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take approximately a week. We believe that it will cost $10,000 to establish our office. We do not intend to hire employees. Our officers and directors will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3. After our office is established, which we said should be 10 days after completing our offering, we intend to contact and negotiate with large industry leaders to offer their product on our website. We also intend to locate smaller, new manufacturers to offer their product on a more exclusive basis. We believe we should have one contract signed within 30 days of setting up our office. The foregoing is based upon our officers cumulative business experience in other fields, however, our officers and directors do not have any experience in the commercial design business and there is in fact no assurance that the foregoing event will occur. The execution of additional contracts with suppliers and the development of the website will be ongoing during the life of our operations. As more products are added and as our customer data base expands, we will have to be continually upgrading the website. We believe that it will cost up to $10,000 in order to have our website initially operational and $5,000 to have our data base initially ready to receive information. Both the initial operation of the website and the data base will be ready 60 days from the signing of our first contract with a major supplier. At that point we will be able to accept orders for the products we will sell. As additional contracts are signed with suppliers, we will up-grade the website. As our customer base increases we will up-grade the data base. Both upgrades will be ongoing during the life of our operations. In addition to offering commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics, we will pass on industry information to interior designers that we acquire from other interior designers and manufacturers of commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics we will sell.

4. As soon as our website is operational, which as we have said will be approximately 60 days from setting up our office, we will begin to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers / mailers. We intend to target purchasers of commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics such as interior designers and individual consumers. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $15,500 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $45,000 to our marketing program. Marketing is an ongoing matter which will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office. The foregoing is based upon our officers cumulative business experience in other fields, however, our officers and directors do not have any experience in the commercial design business and there is in fact no assurance that the foregoing event will occur.

5. Part of our marketing program includes sourcing out and identifying interior designers and individual consumers who may become potential buyers of commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics from our website. The process of sourcing out suppliers includes identifying manufacturers, large and small by research into existing databases via the internet and research in trade magazines and directories. This process will start as soon as our office is operational and will be ongoing during the life of our operations. Sourcing customers may consist of telephone surveys and may contain questions which would determine the marketing approach and acceptability of specific products. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of design schools, interior design associates, trade magazines as well as telephone directories. Databases for design schools, interior design associates, and trade magazines are publically available through internet research, telephone directories, and periodical research. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to cost $5,000 to $25,000.

6. Within 90 days from the initial launch of our website, we believe that we will begin receiving orders from purchasers. The foregoing is based upon our officers cumulative business experience in other fields, however, our officers and directors do not have any experience in the commercial design business and there is in fact no assurance that the foregoing event will occur.

7. Once the website is fully operational; we have located and negotiated agreements with a suitable number of manufacturers to offer their commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics for sale; and, we have begun to receive orders for commercial upholstery, drapery, bedspread, panel, and wall-covering fabrics, we intend to hire one or two part time salesperson(s) to call on interior design firms to introduce them to our website. The salesperson(s) will also call on various manufacturers to continue to source new products to offer for sale.

In summary, we should be in full operation and receiving orders within 100 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations. The foregoing is based upon our officers cumulative business experience in other fields, however, our officers and directors do not have any experience in the commercial design business and there is in fact no assurance that the foregoing event will occur.

Until our website is fully operational, we do not believe that large industry leaders will provide us with their best prices. We believe, however, that once our website is operational and we have developed at significant data base of customers, large industry leaders will provide us with their best prices. There is no guarantee that the large industry leaders will provide us with their best prices.

If the manufacturers do not provide their products to us on reasonable terms, we may have to suspend or cease operations.

We will not be conducting any research. We are not going to buy or sell any plant or significant equipment during the next twelve months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to establish and sell the products to our clientele. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on April 2, 2003 to December 31, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We prepared a business plan. We are creating an Internet website. Our loss since inception is $41,867 of which $19,119 is for legal fees and $10,768 is for audit and accounting fees in connection with this offering. $11,250 was paid to Tyron Capital, a merchant banking group that includes Peter Reichard, our president and Peter Coker, our secretary, for the preparation of the business plan and initial development of the website, and $633 is for general office costs. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 718,457 shares of common stock to one of our officers and one individual and raised $35,922.85.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 718,457 shares of common stock through a Section 4(2) offering in April through September 2003. This was accounted for as a sale of common stock.

As of December 31, 2004, our total assets were $1,713 in cash and we had $7,657 in liabilities.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Peter A. Reichard	47	president, treasurer, chief executive officer
2211 Wright Avenue		and a member of the board of directors
Greensboro, North Carolina 27403

Peter L. Coker	61	secretary and a member of the board of
12804 Morehead		directors
Chapel Hill, North Carolina 27517

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Peter A. Reichard has served as our President, Treasurer, and member of our board of directors since September 2003. Mr. Reichard is a partner of Tryon Capital Ventures, LLC, which is engaged in the business of assisting and promoting start-up companies. He has been with the firm since March 2003. From February 2003 to December 1003, Mr. Reichard was a partner in Tyron Capital, a partnership which was engaged in the business of assisting and promoting start-up companies. Tyron Capital is no longer in business. During the months from December 2002 through March 2003, Mr. Reichard was involved with establishing the Sandpiper Fund, an early stage venture fund in eastern North Carolina. From October 2001 through December 2002, Mr. Reichard was the Finance Director for the Erskine Bowles for U.S. Senate campaign. He served as the Finance Director for the Mike Easley for Governor campaign from January 1999 through October 2001. From January 1985 through December 1998, Mr. Reichard was employed by the Greensboro Area Chamber of Commerce. He began as Manager of Membership/Government Affairs, and then after three years became Vice President and four years later, President, a position he held for six years. Mr. Reichard holds a Bachelor of Arts degree in political science from Guilford College (1980).

Peter L. Coker has served as our Secretary and member of our board of directors since September 2003. Mr. Coker is a partner of Tryon Capital Ventures, LLC, is engaged in the business of assisting and promoting start-up companies. He has been with the firm since January 2004. From June 2001 to December 2003, Mr. Coker was a partner in Tyron Capital, a partnership which was engaged in the business of assisting and promoting start-up companies. Tyron Capital is no longer in business. He currently sits on the Board of Directors of eTrials Worldwide, Inc. (as board member), Beijing Med-Pharm Corporation (as Chairman of the Board) and The North Carolina State University Investment Fund (as Chairman of the Board). Prior to his work at Tryon Capital Ventures, he was a managing director of Tryon Capital Holdings, LLC, which is also an investment banking firm from June 2001 through December 2003. As Senior Managing Director for Capital Investment Partners, LLC, from June 1996 through May 2001, Mr. Coker worked with small companies primarily in North Carolina that needed financing. He would perform due diligence on them, help structure the new financing and search for interested investors. Mr. Coker has a Bachelor of Arts degree in Economics from North Carolina State University (1966) and an Master of Arts degree in Economics from North Carolina (1968).

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on April 2, 2003 through December 31, 2004, for each of our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The sum of $11,250 was paid to Tryon Capital, a merchant banking group, that includes Mr. Reichard and Mr. Coker as partners.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names				Compen-	SARs	Restricted	LTIP	Compen-
Executive Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Peter A. Reichard,	2004	0	0	5,625	0	0	0	0
president and	2003	0	0	0	0	0	0	0
director	2002	0	0	0	0	0	0	0

Peter L. Coker,	2004	0	0	5,625	0	0	0	0
vice president and	2003	0	0	0	0	0	0	0
director	2002	0	0	0	0	0	0	0

$11,250 was paid to Tyron Capital for the preparation of our business plan. Tyron Capital is no longer in business. Tyron Capital Ventures LLC is a separate entity and is currently in operation. The $11,250 represent compensation to Messrs. Reichard and Coker in their capacities as officers and is evidence as payments of $5,625 each to Mr Reichard and Mr. Coker.

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Number of
			Shares After	Percentage of
	Number of	Percentage of	Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Peter A. Reichard [2]	0	0.00%	0	0.00%
2211 Wright Avenue
Greensboro, North Carolina 27403

Peter L. Coker	518,457	72.16%	518,457	10.98%
12804 Morehead
Chapel Hill, North Carolina 27517

All officers and directors as	518,457	72.16%	518,457	10.98%
a group (2 persons)

Lawrence J. Reichard [2]	200,000	27.84%	200,000	4.23%
5433 E. View Park
Chicago, Illinois 60615

[1] Peter L. Coker and Peter Reichard are our only "promoters" of our company.

[2] Peter A. Reichard and Lawrence J. Reichard are brothers.

Changes in Control

There are no arrangements which may result in a change of control of Design Source.

Future sales by existing stockholders

A total of 518,457 shares of common stock were issued to an officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are our officer and director and one shareholder who collectively own 718,457 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 15.23% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not selected a stock transfer agent. We will do so upon completion of this offering.

CERTAIN TRANSACTIONS

On April 2, 2003, we issued 518,457 shares of common stock to Peter Coker in consideration of $25,922.85.

On September 30, 2003, we issued 200,000 shares of common stock to Lawrence Reichard in consideration of $10,000. Lawrence Reichard is the brother of Peter Reichard, our president.

During the period ending March 31, 2004, we paid $11,250 to Tryon Capital, a merchant banking group that includes Peter Reichard, our president and Peter Coker, our secretary. The $11,250 was for the preparation of our business plan. The fee charged for the business plan was not more favorable to Tyron than a fee charged by an unaffiliated entity The agreement for the business plan was oral. There are no written documents evidencing the agreement.

We currently use a portion of Peter Reichard's office space on a rent free basis. Upon completion of this offering, we will begin paying Mr. Reichard $400.00 per month as rent for the space. The rent was established through negotiations. The rent charged by Mr. Reichard is not more favorable to Mr. Reichard than rent charged by an unaffiliated third party. The rental agreement is oral. There are no written documents evidencing the rental agreement.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 31, 2004, included in this prospectus have been audited by Williams & Webster, P.S., 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus and for the period ending December 31, 2004, reviewed by Williams and Webster, P.S. Their audit report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel. Mr. Lysiak will opine on the validity of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception to March 31, 2004 (audited) and for the period ending December 31, 2004 (unaudited), immediately follow:

DESIGN SOURCE, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,
	2004	March 31,
	(unaudited)	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,713	$5,163
TOTAL ASSETS	$1,713	$5,163

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LONG-TERM LIABILITIES
Shareholder loans	$7,657	$-
TOTAL LONG-TERM LIABILITIES	7,657	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.00001 par value, 100,000,000 shares
authorized; 718,457 shares issued and outstanding	7	7
Additional paid-in capital	35,916	35,916
Accumulated deficit during development stage	(41,867)	(30,760)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(5,944)	5,163

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$1,713	$5,163

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

		From Inception	From Inception
	Nine Months	(April 2, 2003)	(April 2, 2003)
	Ended	through	through
	December 31,	December 31,	December 31,
	2004	2003	2004
	(unaudited)	(unaudited)	(unaudited)

REVENUES	$-	$-	$-

EXPENSES
Professional fees	10,482	21,119	29,887
Consulting	-	7,500	11,250
Office supplies and expenses	528	105	633
Total Expenses	11,010	28,724	41,770

OPERATING LOSS	(11,010)	(28,724)	(41,770)

OTHER INCOME(EXPENSE)
Interest expense	(97)	-	(97)
Total Other Income (Expense)	(97)	-	(97)

LOSS BEFORE TAXES	(11,107)	(28,724)	(41,867)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(11,107)	$(28,724)	$(41,867)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.05)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	718,457	564,766

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

				Deficit
				Accumulated	Total
			Additional	During	Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, April 2, 2003 (Inception)	-	$-	$-	$-	$-

Stock issued upon incorporation at $0.05
per share for payment of advances and
expense reimbursement	435,000	4	21,746	-	21,750

Stock issued for cash at $0.05 per share	200,000	2	9,998	-	10,000

Stock issued for expense reimbursement at	83,457	1	4,172	-	4,173
$0.05 per share

Net loss for the period ended, March 31, 2004	-	-	-	(30,760)	(30,760)

Balance, March 31, 2004	718,457	7	35,916	(30,760)	5,163

Net loss for the period ended, December 31, 2004	-	-	-	(11,107)	(11,107)

Balance, December 31, 2004 (unaudited)	718,457	$7	$35,916	$(41,867)	$(5,944)

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		From Inception	From Inception
	Nine Months	(April 2, 2003)	(April 2, 2003)
	Ended	through	through
	December 31,	December 31,	December 31,
	2004	2003	2004
	(unaudited)	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,107)	$(28,724)	$(41,867)
Adjustments to reconcile net loss to net cash used by operating activities:
Expenses paid by officer	-	24,923	24,923
Net cash used by operating activities	(11,107)	(3,801)	(16,944)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from director	-	1,000	1,000
Proceeds from shareholder loans	7,657	-	7,657
Proceeds from issuance of common stock	-	10,000	10,000
Net cash provided by financing activities	7,657	11,000	18,657

NET INCREASE (DECREASE) IN CASH	(3,450)	7,199	1,713

CASH, BEGINNING OF PERIOD	5,163	-	-

CASH, END OF PERIOD	$1,713	$7,199	$1,713

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for reimbursement of expenses	$-	$25,923	$25,923

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Design Source, Inc. (hereinafter "the Company") was incorporated on April 2, 2003 under the laws of the State of Nevada for the purpose of offering textiles to the commercial designer market utilizing the internet. The Company's headquarters is located in Chapel Hill, North Carolina. The Company is a development stage enterprise.

The Company's year end is March 31.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended March 31, 2004. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

For the period ended December 31, 2004, the Company had an accumulated deficit during the development stage of $41,867. Since its inception, the Company has not generated any revenues and has minimal cash resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. For the twelve-month subsequent period, the Company anticipates that its minimum operating cash requirements to continue as a going concern will be approximately $50,000. Management's business plan is to develop a website to offer textiles to the commercial design market. Management also plans to raise capital through the sale of shares of common stock. The ability of the Company to continue in existence is dependent upon management's successful development and implementation of its business plan resulting in profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Development Stage Activities
The Company has been in the development stage since its formation and has not realized any revenue from operations. It is primarily engaged in offering textiles to the commercial designer market utilizing the internet.

Recent Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets an amendment of ARB Opinion No. 29." This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, "Accounting for Real Estate Time-Shares Transactions," an

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)
amendment of Statements of Financial Accounting Standards Board No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends Financial Accounting Standards Board Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (hereinafter "SFAS No. 123"). This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in SFAS No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company has determined that there was no impact to its financial statements from the adoption of this statement.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)
have any immediate material impact on the Company as the Company maintains no inventory.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, receivables, advances, accounts payable and accrued expenses. All such instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2004.

Concentration of Risk
The Company maintains its cash in primarily one business checking account, the funds of which are insured by the Federal Deposit Insurance Corporation.

Compensated Absences
Currently, the Company has no employees; therefore, no liability has been recorded in the accompanying financial statements. The Company's policy will be to recognize the costs of compensated absences when employees earn such benefits.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Earnings (Loss) Per Share
The Company adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. For the periods reported, diluted net income (loss) per share is the same as basic net income (loss) per share as there were no common stock equivalents outstanding.

Revenue Recognition
The Company recognizes revenue from product sales when the products are shipped and title passes to customers. Outbound shipping charges are included in net sales with the corresponding cost included in cost of sales. Other service revenue is recognized when services are performed and billable.

Web Site Development
The Company must develop a web site to facilitate its business plan. Costs incurred in this project will be expensed as incurred in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" as amplified by Emerging Issues Task Force Abstract No. 00-2, "Accounting for Web Site Development Costs." During the period ended December 31, 2004, the Company had not incurred any web site development costs.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which is effective for the Company as of January 1, 2001. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts,

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments (continued)
and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

NOTE 3 - COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Upon incorporation, the Company issued 435,000 shares of common stock at a price of $0.05 per share as reimbursement of a cash advance in the amount of $1,000 and expenses paid personally by a director totaling $20,750.

During the period ending March 31, 2004, an additional 283,457 shares of common stock were issued at $0.05 per share for reimbursement of expenses paid personally by a director totaling $4,173 and for cash totaling $10,000.

NOTE 4 - INCOME TAXES

At December 31, 2004, the Company had net deferred tax assets of approximately $16,600 calculated at a combined federal and state expected rate of 40.5%. There is a temporary tax timing difference of approximately $800, which principally arises from the amortization of organizational costs for income tax purposes.

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2004

_________________________________________________________________________________

NOTE 4 - INCOME TAXES (Continued)

The significant components of the deferred tax assets at December 31, 2004 were as follows:

Deferred tax asset:
Net operating loss carryforwards	$41,000

Deferred tax asset	$16,600
Valuation allowance for deferred asset	(16,600)
Net deferred tax asset	$-

At December 31, 2004, the Company has net operating loss carryforwards of approximately, $41,000, which expire in the year 2024.

NOTE 5 - RELATED PARTY DEBT AND TRANSACTIONS

On July 12, 2004, one of the Company's directors loaned the Company $2,500. The underlying note is unsecured and bears interest at 5%, and fully matures in July 2007, when all principal and accrued interest is due. There are no monthly note payments due during the term of the loan.

On October 8, 2004, one of the Company's directors loaned the Company $5,060. The underlying note is unsecured and bears interest at 5%, and fully matures in October 2007, when all principal and accrued interest is due. There are no monthly note payments due during the term of the loan.

As of December 31, 2004, the Company has accrued interest expense of $97.

Board of Directors
Design Source, Inc.
Chapel Hill, NC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Design Source, Inc. (a Nevada corporation and development stage enterprise) as of March 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from April 2, 2003 (inception) through March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Design Source, Inc. as of March 31, 2004 and the results of its operations, stockholders' equity and cash flows for the period from April 2, 2003 (inception) through March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
May 11, 2004

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
BALANCE SHEET

March 31,
2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,163

TOTAL ASSETS	$5,163

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	$-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
Common stock, $0.00001 par value;
100,000,000 shares authorized,
718,457 shares issued and outstanding	7
Additional paid-in capital	35,916
Accumulated deficit	(30,760)
Total Stockholders' Equity	5,163

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$5,163

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

From Inception
(April 2, 2003)
through
March 31, 2004

REVENUES	$-

GENERAL AND ADMINISTRATIVE EXPENSES
Professional fees	19,405
Consulting	11,250
Office supplies and expenses	105
TOTAL EXPENSES	30,760

LOSS BEFORE TAXES	(30,760)

INCOME TAX EXPENSE	-

NET LOSS	$(30,760)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$0.05

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	577,131

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock			Deficit
				Accumulated
			Additional	During	Total
			Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Stock issued upon incorporation at $0.05 per
share for cash and expense reimbursement	435,000	$4	$21,746	$-	$21,750

Stock issued for cash at $0.05 per share	200,000	2	9,998	-	10,000

Stock issued for expense reimbursement
at $0.05 per share	83,457	1	4,172	-	4,173

Net loss for the period ended March 31, 2004	-	-	-	(30,760)	(30,760)

Balance, March 31, 2004	718,457	$7	$35,916	$(30,760)	$5,163

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

From Inception
(April 2, 2003)
through
March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,760)
Adjustments to reconcile net loss to cash used in operating activities:
Expenses paid by officer	24,923
Net cash used by operating activities	(5,837)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from director	1,000
Proceeds from issuance of common stock	10,000
Net cash provided by financing activities	11,000

Net increase in cash and cash equivalents	5,163

Cash at beginning of period	-

Cash at end of period	$5,163

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-
Interest paid	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for advance and reimbursement of expenses	$25,923

The accompanying notes are an integral part of these financial statements.

DESIGN SOURCE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Design Source, Inc. (hereinafter "Design" or "the Company") was incorporated on April 2, 2003 under the laws of the State of Nevada for the purpose of offering textiles to the commercial designer market utilizing the internet. The Company's headquarters is located in Chapel Hill, North Carolina. The Company is a development stage enterprise.

The Company's year end is March 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
 The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Going Concern
 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

For the period ended March 31, 2004, the Company had an accumulated deficit during the development stage of $30,760. The Company does not have a source of revenues to continue its operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. For the twelve-month subsequent period, the Company anticipates that its minimum operating cash requirements to continue as a going concern will be approximately $60,000. Management's business plan is to develop a website to offer textiles to the commercial design market. Management also plans to raise initial capital through the sale of shares of common stock. The future of the Company is dependent upon management's successful development and implementation of its business plan resulting in the generation of revenues. If successful, future cash requirements may be met through the operating activities. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

DESIGN SOURCE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development Stage Activities
 The Company has been in the development stage since its formation and has not realized any revenue from its planned operations. It is primarily engaged in offering textiles to the commercial designer market utilizing the internet.

Recent Accounting Pronouncements
 In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact to its financial statements from the adoption of this statement.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

Use of Estimates
 The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents
 For purposes of the statement of cash flows, the Company considers all short-term debt with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
 All financial instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2004.

DESIGN SOURCE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Risk

The Company maintains its cash in primarily one business checking account, the funds of which are insured by the Federal Deposit Insurance Corporation.

Compensated Absences

Currently, the Company has no employees; therefore, no liability has been recorded in the accompanying financial statements. The Company's policy will be to recognize the costs of compensated absences when there are employees who earn such benefits.

Basic and Diluted Earnings (Loss) Per Share
 The Company adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Diluted net income (loss) per share is the same as basic net income (loss) per share as there were no common stock equivalents outstanding.

Revenue Recognition
 The Company recognizes revenue from product sales when the products are shipped and title passes to customers. Outbound shipping charges are included in net sales with the corresponding cost included in cost of sales. Other service revenue is recognized when services are performed and billable.

Web Site Development
 An outside consultant will plan and develop the Company's web site to facilitate the Company's business plan. The planning and development costs incurred in this project will be expensed as incurred in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" as amplified by Emerging Issues Task Force Abstract No. 00-2, "Accounting for Web Site Development Costs." During the period ended March 31, 2004, the Company had not incurred any web site development costs.

Provision for Taxes
 Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

DESIGN SOURCE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments
 The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which is effective for the Company as of January 1, 2001. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At March 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

NOTE 3 - COMMON STOCK

The Company is authorized to issue 100,000,000 shares of$0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Upon incorporation, the Company issued 435,000 shares of common stock at a price of $0.05 per share as reimbursement of a cash advance of $1,000 and expenses paid personally by a director totaling $20,750.

During the period ending March 31, 2004, an additional 283,457 shares of common stock were issued at $0.05 per share for reimbursement of expenses paid personally by a director totaling $4,173 and for cash totaling $10,000.

DESIGN SOURCE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 4 - INCOME TAXES

The following is a reconciliation of income tax, computed at the federal statutory rate, to the provision for taxes:

	March 31, 2004
	Amount	Percent
Federal tax (benefit)	$(10,000)	34.0%
North Carolina state	(1,900)	6.5%
tax (benefit)
Valuation allowance	11,900	40.5%
	$-	-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the deferred tax assets at March 31, 2004 are as follows:

March 31, 2004
Deferred tax asset:
Net operating loss carryforwards	$12,000
Excess book accumulated amortization	400
Deferred tax asset	12,400
Valuation allowance for deferred asset	(12,400)
Net deferred tax asset	$-

At March 31, 2004, the Company has federal net operating loss carryforwards of approximately $29,000, which expire in the year 2023 and state net operating loss carryforwards of approximately $29,000, which expire in the year 2018.

NOTE 5 - RELATED PARTY TRANSACTIONS

One of the directors of the Company advanced $1,000 cash to open a bank account and additionally, personally paid expenses of the Company in the amount of $24,923. To repay the total amount of $25,923, the Company issued a total of 518,457 shares of common stock at a price of $0.05 per share to the director.

DESIGN SOURCE, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2004

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

Upon the successful registration with the Securities and Exchange Commission, the Company anticipates paying rent in the amount of $400 per month to the president of the Company on a month to month basis.

Until _______________ 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	1,000
Blue Sky Fees/Expenses	2,000
Legal Fees/ Expenses	10,000
Transfer Agent Fees	1,400
TOTAL	$14,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Peter L. Coker	04/02/03	518,457	$25,923
12804 Morehead
Chapel Hill, NC 27517

Lawrence J. Reichard	9/30/03	200,000	$10,000
5433 E. View Park
Chicago, Illinois 60615

We issued the foregoing restricted shares of common stock to one of our officers and directors and to one shareholder pursuant to Section 4(2) of the Securities Act of 1933. Both individuals are sophisticated investors and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have not been previously filed unless otherwise noted.

Exhibit	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Agreement with Essential Business Solutions
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

* Previously filed.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chapel Hill, North Carolina, on this 22nd day of February, 2005.

DESIGN SOURCE, INC.

BY:	/s/ Peter A. Reichard
Peter A. Reichard President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints, Peter Reichard, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter A. Reichard	president, principal executive officer,	February 22, 2005
Peter A. Reichard	treasurer, principal financial officer, principal accounting officer, and a member of the board of directors

/s/ Peter L. Coker	secretary and a member of the board of	February 22, 2005
Peter L. Coker	directors.